               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                           FORM 8-K


      CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



                   Date of report: May 1, 1996



                        USAir Group, Inc.
                (Commission file number: 1-8444)

                               and

                           USAir, Inc.
                (Commission file number: 1-8442)
   (Exact names of registrants as specified in their charters)



        Delaware                  USAir Group, Inc. 54-1194634
(State of Incorporation           USAir, Inc.       53-0218143
  of both registrants)        (I.R.S. Employer Identification Nos.)



                        USAir Group, Inc.
             2345 Crystal Drive, Arlington, VA 22227
            (Address of principal executive offices)
                         (703) 418-5306
                 (Registrant's telephone number)



                           USAir, Inc.
             2345 Crystal Drive, Arlington, VA 22227
            (Address of principal executive offices)
                         (703) 418-7000
                 (Registrant's telephone number)

Item 5. Other Events

	On April 24, 1996, USAir Group, Inc. ("USAir Group" or the "Company") and USAir, Inc. ("USAir") disseminated a news release disclosing results of operations for both companies for the first three months of 1996.

	USAir's Executive Vice President of Marketing, W. Thomas Lagow, Lawrence M. Nagin, Executive Vice President of Corporate Affairs and General Counsel for both USAir Group and USAir and John
W. Harper, Senior Vice President of Finance and Chief Financial Officer for both companies, spoke with industry analysts on a conference call following the public release of first quarter results. Mr. Harper advised the analysts that the Company had revised its estimate of the adverse effect on the Company's revenues of the harsh winter weather and the partial government shutdown, both of which occurred during January 1996, from approximately $40 million to approximately $55 million. Mr. Harper noted that the Company expects USAir's capacity for full-year 1996 (as measured by available seat miles or "ASMs") to decrease approximately 2.5% compared to 1995 levels. Mr. Harper also discussed aviation fuel prices, stating that the Company estimates USAir's cost of aviation fuel per gallon for 1996 will be approximately 3.5 cents higher than for 1995, however, the Company's estimate is subject to changes in market factors and conditions that are outside of the Company's control.

Mr. Lagow informed the analysts that the Company's bookings for the second quarter were very strong and that the Company expects yield to increase slightly for second quarter 1996 versus second quarter 1995 results. Mr. Lagow also went on to discuss electronic ticketing, which USAir began offering to customers in early April 1996. He noted that consumer response to electronic ticketing has been favorable and that the Company believes electronic ticketing will help to reduce USAir's distribution costs.

Mr. Harper also advised the analysts that the Company continues to talk with the advisory counsel of the International Association of Machinists and Aerospace Workers with respect to a new contract, but the talks have only been periodic and general in nature. He noted that the Company will begin contract talks with USAir's other unionized employee groups as their current contracts become open for negotiations.

Item 7.   Financial Statements and Exhibits


(c)	Exhibits


Designation                      Description
- -----------                      -----------

    99		News release dated April 24, 1996 of USAir Group,
Inc. and USAir, Inc., with consolidated statements of operations for each company.



                            SIGNATURES


	Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly autho-rized.


                                      USAir Group, Inc.

Date: May 1, 1996         By: /s/ James A. Hultquist
                              ---------------------------------
                                     James A. Hultquist
                                         Controller
                                (Principal Accounting Officer)



                                         USAir, Inc.

Date: May 1, 1996         By: /s/ James A. Hultquist
                              ---------------------------------
                                     James A. Hultquist
                                         Controller
                                (Principal Accounting Officer)

                            Exhibit 99


        USAIR REPORTS LOSS FOR FIRST QUARTER, DOWN FROM `95


	ARLINGTON, Va., April 24, 996 -- USAir Group, Inc. reported an operating profit of $10.8 million and a net loss of $32.3 million on operating revenues of $1.9 billion for the first quarter of 1996.

	This compares to a first quarter 1995 operating loss of $42.0 million and a net loss of $96.9 million on revenues of $1.8 billion
- - an improvement of $64.6 million on a year-over-year basis.

	While January and February were below plan as a result of the harsh winter weather, March, with normal weather, was well over plan.

	"Even though USAir's costs remain the highest in the industry, these results underscore the revenue potential and inherent strength of our East Coast core business," said Stephen M. Wolf, USAir chairman and CEO. Noting the year-over-year improvement, Wolf said he nevertheless is "disappointed" with a loss in a quarter when the industry is reporting higher earnings.

	On a per-share basis, after allowing for a $22.3 million preferred dividend requirement, the net loss applicable to shareholders is $54.6 million, or .86 cents per share, as compared to a loss of $117.5 million or $1.91 per share for the first quarter of 1995.

	On the operational side, available seat miles of 13.5 billion were down from the 15.2 billion of the first quarter of 1995, while revenue passenger miles of 8.7 billion were down from the 9.1 billion. The passenger load factor for the quarter was 64.6 percent, an improvement over the 59.7 percent of 1995's first quarter. The average passenger journey was 673 miles, up from 659 miles in the first quarter of 1995.

	Yields for the quarter were 17.81 cents, up from 16.37 cents in the first quarter of 1995. Fuel costs averaged 58.61 cents, up from 52.06 cents, although the increase was partially offset by a decrease in gallons of fuel consumed from 299 million gallons in the first quarter of 1995 to 266 million gallons in the first quarter of 1996. This decrease primarily reflected the decreased number of flights resulting from schedule changes implemented starting mid-year in 1995. Revenue per available seat mile was
12.74 cents, up from 10.75 cents while cost per ASM was 12.81 cents, up from 11.08 cents.

                                                       NEWS RELEASE

                       USAir Group, Inc.
             Consolidated Statements of Operations
                         (Unaudited)
            (in thousands, except per share amounts)

                                   Three Months Ended
                                       March 31,
                                 -----------------------  Percent
                                    1996         1995     Change
                                    ----         ----     -------
Operating Revenues
  Passenger Transportation       $1,677,541   $1,586,384     5.7
  Cargo and Freight                  38,177       40,871    (6.6)
  Other                             152,704      136,083    12.2
                                  ---------    ---------
    Total Operating Revenues      1,868,422    1,763,338     6.0

Operating Expenses
  Personnel Costs                   750,206      723,998    3.6
  Aviation Fuel                     164,058      162,217     1.1
  Commissions                       132,305      142,672    (7.3)
  Aircraft Rent                     113,191      109,701     3.2
  Other Rent and Landing Fees       100,350      105,677    (5.0)
  Aircraft Maintenance               99,973       87,661    14.0
  Depreciation and Amortization      81,526       87,714    (7.1)
  Other Expenses, Net               416,021      385,694     7.9
                                  ---------    ---------
    Total Operating Expenses      1,857,630    1,805,334     2.9
                                  ---------    ---------
    Operating Income (Loss)          10,792      (41,996)      -

Other Income (Expense)
  Interest Income                    13,519        7,259    86.2
  Interest Expense                  (67,793)     (76,739)  (11.7)
  Interest Capitalized                1,449        4,165   (65.2)
  Other, Net                         10,786       10,428     3.4
                                  ---------    ---------
    Other Income (Expense), Net     (42,039)     (54,887)  (23.4)
                                  ---------    ---------
Income (Loss) Before Taxes          (31,247)     (96,883)  (67.7)
  Income Tax Provision (Credit)       1,046            -       -
                                  ---------    ---------
Net Income (Loss)                   (32,293)     (96,883)  (66.7)

  Preferred Dividend Requirement    (22,274)     (20,583)    8.2
                                  ---------    ---------
Net Income (Loss) Applicable to
  Common Stockholders            $  (54,567)  $ (117,466)  (53.5)
                                  =========    =========

Income (Loss) Per Common Share   $    (0.86)  $    (1.91)  (55.0)

Shares Used For Computation (000)    63,618       61,627

                                                       NEWS RELEASE

                        USAir, Inc.
        (A Wholly-Owned Subsidiary of USAir Group, Inc.)
             Consolidated Statements of Operations
                        (Unaudited)
                  (dollars in thousands)

                                   Three Months Ended
                                       March 31,
                                 -----------------------
                                    1996         1995     Change
                                    ----         ----     -------
Operating Revenues
  Passenger Transportation       $1,551,579   $1,486,590     4.4 %
  Cargo and Freight                  37,308       40,071    (6.9)%
  Other                             150,728      137,829     9.4 %
                                  ---------    ---------
    Total Operating Revenues      1,739,615    1,664,490     4.5 %

Operating Expenses
  Personnel Costs                   713,751      693,564     2.9 %
  Aviation Fuel                     155,795      155,637     0.1 %
  Commissions                       123,535      134,924    (8.4)%
  Aircraft Rent                     102,415      100,831     1.6 %
  Other Rent and Landing Fees        96,357      102,004    (5.5)%
  Aircraft Maintenance               86,539       74,927    15.5 %
  Depreciation and Amortization      77,738       83,659    (7.1)%
  Other Expenses, Net               392,395      369,248     6.3 %
                                  ---------    ---------
    Total Operating Expenses      1,748,525    1,714,794     2.0 %
                                  ---------    ---------
    Operating Income (Loss)          (8,910)     (50,304)  (82.3)%

Other Income (Expense)
  Interest Income                    13,410        7,154    87.4 %
  Interest Expense                  (71,447)     (73,105)   (2.3)%
  Interest Capitalized                1,449        4,165   (65.2)%
  Other, Net                         10,860       10,266     5.8 %
                                  ---------    ---------
    Other Income (Expense), Net     (45,728)     (51,520)  (11.2)%
                                  ---------    ---------
Income (Loss) Before Taxes          (54,638)    (101,824)  (46.3)%

  Income Tax Provision (Credit)         292            -       - %
                                  ---------    ---------
Net Income (Loss)                $  (54,930)  $ (101,824)  (46.1)%
                                  =========    =========





                      (continued on next page)

Airline Operating and Financial Statistics (Note 1)
(* denotes scheduled service only)   (c = cents)

                                 Three Months Ended
                                      March 31,
                                ----------------------
                                   1996        1995     Change
                                   ----        ----     -------

Revenue Passengers (Thousands)*   12,938     13,767      (6.0)%
Total Revenue Passenger Miles      8,788      9,191      (4.4)%
   (Millions)
Revenue Passenger Miles            8,709      9,079      (4.1)%
   (Millions)*
Total Available Seat Miles        13,583     15,334     (11.4)%
   (Millions)
Available Seat Miles              13,493     15,206     (11.3)%
   (Millions)*
Passenger Load Factor*              64.6%      59.7%      4.9 pts
Break Even Load Factor (Note 2)     67.1%      64.0%      3.1 pts
Yield*                             17.81c     16.37c      8.8 %
Passenger Revenue per Available    11.50c      9.78c     17.6 %
   Seat Mile*
Revenue per Available Seat Mile    12.74c     10.75c     18.5 %
   (Note 2)
Cost per Available Seat Mile       12.81c     11.08c     15.6 %
   (Note 2)
Average Passenger Journey (Miles)*   673        659       2.1 %
Average Stage Length (Miles)*        573        548       4.6 %
Revenue Aircraft Miles (Millions)*   102        118     (13.6)%
Cost of Jet Fuel Per Gallon        58.61c     52.06c     12.6 %
Gallons of Fuel Consumed             266        299     (11.0)%
   (Millions)

Note 1: All operating statistics exclude flights operated by USAir, Inc. under a wet lease arrangement with British Airways ("wet lease").

Note 2: Financial statistics exclude the revenue and expense (which amounts net to zero) generated under the wet lease arrangement. Wet lease amounts of $8.8 million and $15.7 million have been excluded from the first quarter results for 1996 and 1995, respectively, from both Other Operating Revenues and Other Operating Expenses for purposes of financial statistic calculations.